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                                                                    EXHIBIT 99.4

                    ELECTION FORM FOR USE BY SHAREHOLDERS OF
                          UNITED SAVINGS AND LOAN BANK

Ladies and Gentlemen:

         Pursuant to the terms of the Agreement and Plan of Merger dated as of May 19, 2003 and as amended as of June 13, 2003 (the "Merger Agreement") among Washington Federal, Inc. ("Washington Federal"), Washington Federal Savings and Loan Association and United Savings and Loan Bank ("United Savings"), the undersigned shareholder(s) of United Savings elects to receive the following form of consideration in connection with the conversion of his or her shares of United Savings Common Stock upon consummation of the merger. This election is subject to allocation procedures intended to ensure that at least 45% and not more than 50% of the aggregate value of the consideration is paid in the form of shares of Washington Federal Common Stock, as described in the Proxy Statement/Prospectus provided to the undersigned (the "Proxy Statement").

               CHECK THE APPROPRIATE BOX TO INDICATE YOUR ELECTION

[ ]      (i)      CASH ELECTION - All shares of United Savings Common Stock to be converted to an amount equal to $1,595.09 per share for each share of United Savings Common Stock.

                                       OR

[ ]      (ii)     STOCK ELECTION - All shares of United Savings Common Stock to be converted into a number of whole shares of Washington Federal Common Stock determined by dividing $1,595.09 by the average closing price of Washington Federal Common Stock during a specified period preceding the merger, plus cash in lieu of any fractional share interest.

                                       OR

[ ]      (iii)    CASH AND STOCK ELECTION - a combination of cash and stock as follows:

         _________ shares of United Savings stock for cash; and

         _________ shares of United Savings stock for Washington Federal Common Stock, plus cash for fraction of shares.

         PLEASE NOTE THAT THE TOTAL NUMBER OF SHARES SPECIFIED ABOVE CANNOT EXCEED THE TOTAL NUMBER OF SHARES OF UNITED SAVINGS COMMON STOCK YOU OWN OF RECORD. THE NUMBER OF SHARES YOU OWN OF RECORD IS INDICATED ON THE LOWER RIGHT HAND CORNER OF THE LABEL.

         The undersigned acknowledges that the DEADLINE FOR FILING THIS ELECTION FORM with United Savings is BY 5:00 P.M., PACIFIC TIME, ON _______ __, 2003, the day of the Special Meeting of Shareholders in which shareholders of United Savings will consider and vote upon the Merger Agreement. ANY SHAREHOLDER WHO FAILS TO DELIVER THE ELECTION FORM TO UNITED SAVINGS BY THE DEADLINE WILL BE DEEMED TO HOLD "NON-ELECTION SHARES" AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. The undersigned further acknowledges that the election to receive the indicated form of consideration is subject to the allocation procedures set forth in the Merger Agreement which are intended to ensure that at least 45% and not more than 50% of the aggregate value of the consideration is paid in the form of shares of Washington Federal Common Stock. See the section of the Proxy Statement entitled "THE MERGER - Merger Consideration and Election and Exchange Procedures" and "-- Procedures for Exchanging of United Savings Common Stock Certificates" for a description of the situations in which shareholders may receive consideration other than the elected form of consideration and the priorities governing such adjustments.

         Prior to 5:00 p.m., Pacific Time, on ______ __, 2003, the undersigned may, at any time or from time to time, change his or her election by filing a new Election Form with United Savings.

         Shareholders who have questions regarding the election process, and/or the tax consequences associated with such election process, should consult, at their own expense, their own tax, legal and investment advisors.

Date:___________, 2003                    ________________________________
                                          Signature of Shareholder

                                          ________________________________
                                          Signature of Shareholder
                                          (To be signed by the holder(s) of
                                          record exactly as the name(s) of such
                                          holder(s) appears on the stock
                                          certificate. When signing as an
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title. All joint owners must sign.)

THIS ELECTION FORM IS NOT A FORM OF PROXY. THE FORM OF PROXY IS SEPARATELY PROVIDED. PLEASE RETURN BOTH THIS ELECTION FORM AND THE FORM OF PROXY TO UNITED SAVINGS, USING THE ENCLOSED, PRE-PAID, PRE-ADDRESSED ENVELOPE.

      DO NOT FORWARD YOUR UNITED SAVINGS STOCK CERTIFICATE(S) AT THIS TIME